Exhibit 99.1

McEwen Mining Exploration Drives a Potential New Source of Production

Results from the 147NE Target further define new near surface mineralization, drilling highlights include:

33.0 g/t gold over 3.14 m  (1.06 opt gold over 10.3 ft)

95.2 g/t gold over 0.82 m  (3.06 opt gold over 2.7 ft)

47.4 g/t gold over 1.08 m  (1.52 opt gold over 3.5 ft)

23.0 g/t gold over 1.80 m  (0.74 opt gold over 5.9 ft)

3.4 g/t gold over 36.78 m (0.11 opt gold over 120.7 ft)

Key observations:

•             The 147NE Target extends from surface to 250 m (820 ft) and is potentially accessible via a ramp from surface;

•             Mineralization widens significantly up to 36 m (118 ft) in areas where structures intersect volcanic flows, with narrow higher grades encountered throughout the intersections;

•             The 147NE Target is in close proximity to three other deposits in the Grey Fox Area. A study is underway to evaluate the economics of mining these deposits and targets via a central underground ramp system.

Check out our video news release here:

https://www.youtube.com/watch?v=MqCQkZ_XP7A&feature=youtu.be

TORONTO, July 10, 2019 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) is pleased to report positive exploration results from the 147NE Target (see Table 1), which was initially discovered in 2018 (see news releases dated Sept 6, 2018 and May 23, 2019).

The Grey Fox Area is located 5 km (3 miles) south of the Black Fox Mine and is comprised of three deposits: 147, Contact and South, and two targets: 147NE and Gibson (see Figure 1). The deposits cumulatively host an estimated Indicated resource of 465,000 ounces of gold (2.2 million tonnes at an average grade of 6.64 g/t). The Company is conducting a scoping study to evaluate the economics of mining these three deposits and two target areas via a central underground ramp system.

The known gold mineralization at the 147NE Target occurs within a zone of altered mafic volcanics with veining and brecciation. Currently this zone measures approximately 250 m (820 ft) in strike length, 200 m (660 ft) in depth from surface, and has an average thickness of approximately 10 m (33 ft).

Hole 19GF-1123 intersected an upper and a lower mineralized interval. The upper mineralized interval returned 95.2 g/t gold over 0.82 m. The lower mineralized interval intercepted 33.0 g/t gold over 3.14 m.

Hole 19GF-1133 (see Figure 2) intersected multiple mineralized intervals. An upper mineralized interval returned 47.4 g/t gold over 1.08 m. A lower zone, from 213 to 253.9 meters down-hole, returned an average composite grade of 3.4 g/t gold over 36.78 m, which included several higher-grade intersections ranging from 7 to 42 g/t gold over intervals ranging from 0.9 to 3.37 m.

The development of the geological model indicates that in the areas where the mineralized structure cuts iron-rich mafic volcanic flows, the mineralized zone may thicken to form intervals of tens of meters (true width) with enhanced gold grades (i.e. >3 g/t Au), which include the presence of visible gold. Drilling is continuing in Q3 with the main objective of extending the mineralization along strike and down plunge at depth.

Figure 1 — Location and highlights of 147NE Target exploration

Figure 2 — 147NE Exploration Drilling (Vertical Section Looking NE)

Table 1 — Drill Results from the 147NE Target

HOLE-ID	From (m)	To (m)	Length (m)	True Width (m)	Gold Grade (g/t)	Gold Grade (opt)
19GF-1110	217.63	221.00	3.27	2.83	4.59	0.15
19GF-1111	No significant values
19GF-1115	281.00	286.00	5.00	4.12	5.90	0.19
Including	281.00	282.00	1.00	0.82	12.00	0.39
19GF-1116	124.50	126.50	2.00	1.78	5.38	0.17
19GF-1121*	199.00	202.10	3.10	2.74	5.14	0.17
19GF-1123*	219.00	220.00	1.00	0.82	95.20	3.06
And	325.00	328.80	3.80	3.14	33.01	1.06
Including	327.80	328.80	1.00	0.83	118.50	3.81
19GF-1125	Significant hits but below the criteria of the composites
19GF-1126	154.00	155.45	1.45	1.32	4.80	0.15
And	213.00	214.00	1.00	0.91	14.65	0.47
19GF-1133	147.80	149.00	1.20	1.08	47.40	1.52
And	195.00	199.00	4.00	3.59	9.19	0.30
Including	195.00	196.00	1.00	0.90	32.80	1.05
And	205.65	206.50	0.85	0.76	9.82	0.32
And**	213.00	253.90	40.90	36.78	3.40	0.11
And	214.00	217.75	3.75	3.37	7.00	0.23
Including	214.00	215.00	1.00	0.90	12.35	0.40
And	228.00	231.00	3.00	2.70	7.90	0.25
Including	229.00	230.00	1.00	0.90	13.95	0.45
And	236.00	238.00	2.00	1.80	4.67	0.15
And	250.00	252.00	2.00	1.80	23.01	0.74
Including	250.00	251.00	1.00	0.90	41.90	1.35
19GF-1140	228.00	229.00	1.00	0.80	29.90	0.96
And	241.00	243.00	2.00	1.60	4.36	0.14

*Assays pending for part of the hole.

** Calculated with cut off grade 0.5 g/t Au, minimum length of 3m, and maximum consecutive internal waste 3 m.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer with operating mines in Nevada, Canada, Mexico and Argentina. It also owns a large copper deposit in Argentina. McEwen’s goal is to qualify for inclusion in the S&P 500 Index by creating a profitable gold and silver producer focused in the Americas.

McEwen has approximately 362 million shares outstanding. Rob McEwen, Chairman and Chief Owner, owns 22% of the shares.

QUALIFIED PERSON

Technical information pertaining to geology and exploration contained in this news release has been prepared under the supervision of Ken Tylee, P.Geo. Mr. Tylee is a “qualified person” within the meaning of NI 43-101.

TECHNICAL INFORMATION

For a list of technical terms and their definitions, please consult our mining glossary: https://www.mcewenmining.com/investor-relations/glossary/default.aspx

Grams per tonne (g/t) converted to Troy ounces per tonne (opt) at ratio 31.1035 to 1.

All intercept widths are true widths unless otherwise specified.

Composite criteria: Cut off grade 3g/t Au, minimum length 2m, and maximum consecutive interval waste 3m. If grade x length > 6 the composite will be added.

All exploration drill core samples at the Black Fox Complex were submitted as 1/2 core. Analyses reported herein were performed by the independent laboratories:  ALS Laboratories, which is ISO 9001/IEC17025 certified, and AGAT Laboratories, which is ISO 9001/IEC17025 certified. McEwen’s quality control program includes systematic insertion of blanks, standard reference material and duplicates to ensure laboratory accuracy.

To determine the lengths of significant mineralized intervals, the following composite criteria was established: a minimum reportable interval length of 3 m was determined by establishing a cut-off grade of 3g/t gold for underground (1 g/t gold for near surface). A consecutive maximum length of 3 m of internal waste, including sub cut-off grade material, is allowed and incorporated into the reported composites. Where an interval of less than 3 m is considered, if the grade x length calculation is greater than 9 (3 for surface), it may be reported. There is no top cutting or capping of assays.

For further details about the Black Fox Complex project including Grey Fox 147NE target area, please see our NI 43-101 technical report titled “Technical Report for the Black Fox Complex, Canada” dated April 6th, 2018 with an effective date of October 31st, 2017 available on SEDAR (www.sedar.com) under our issuer profile.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.’s (the “Company”) estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, factors associated with fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other filings with the Securities and Exchange Commission, under the caption “Risk Factors”, for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by management of McEwen Mining Inc.

CONTACT INFORMATION:

Mihaela Iancu Investor Relations (647)-258-0395 ext 320 info@mcewenmining.com

Website: www.mcewenmining.com

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